  As filed with the Securities and Exchange Commission on November 26, 1997
                                                 Registration No. 333-_______
=============================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-3

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933


                      SHORELINE FINANCIAL CORPORATION
          (Exact Name of Registrant as Specified in Its Charter)

                 Michigan                           38-2758932
      (State or Other Jurisdiction of            (IRS Employer
      Incorporation or Organization)         Identification Number)

                            823 Riverview Drive
                       Benton Harbor, Michigan 49022
                              (616) 927-2251
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

         Wayne R. Koebel            Copies of            Gordon R. Lewis
  Executive Vice President and  Communications to:  Warner Norcross & Judd LLP
     Chief Financial Officer                           111 Lyon Street, N.W.
 Shoreline Financial Corporation                   Grand Rapids, Michigan 49503
       823 Riverview Drive                                 (616) 752-2000
  Benton Harbor, Michigan 49022
           (616) 927-2251

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                            of Agent for Service)

     Approximate date of commencement of proposed sale to the public:
         Upon filing with the Securities and Exchange Commission.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                      CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------
                                     PROPOSED      PROPOSED
                                     MAXIMUM       MAXIMUM
TITLE OF SHARES       AMOUNT        AGGREGATE      AGGREGATE        AMOUNT
     TO BE            TO BE           PRICE        OFFERING       OF REGIS-
   REGISTERED       REGISTERED      PER UNIT<F3>    PRICE<F3>    TRATION FEE
---------------     ----------      -----------    ---------     -----------
  Common Stock  250,000 shares<F1>   $33.375<F2>   $8,343,750<F2>  $2,528.41

-----------------------------------------------------------------------------
<F1> The shares registered on this Form are in addition to the shares previously registered.

<F2> The shares to be purchased with reinvested dividends will be offered at a price of 95% of the average of the high and low prices for the shares of Common Stock of Shoreline Financial Corporation (the "Corporation") as reported on The NASDAQ Stock Market on the applicable investment date or as otherwise provided in the Dividend Reinvestment Plan. The shares to be purchased with optional cash payments will be offered at a price of 100% of the average of the high and low prices for the shares of Common Stock of the Corporation as reported on The NASDAQ Stock Market on the applicable investment date or as otherwise provided in the Dividend Reinvestment Plan. The registration fee, however, is computed in accordance with Rule 457(c). On November 24, 1997, the average of the high and low prices for the Corporation's Common Stock reported on The NASDAQ Stock Market was $33.375 per share.

<F3>  Estimated solely for the purpose of calculating the registration fee.

=============================================================================

PROSPECTUS



                           [SHORELINE LOGO]





                   SHORELINE FINANCIAL CORPORATION


                      DIVIDEND REINVESTMENT PLAN

                   OFFERING UP TO 250,000 SHARES OF
                             COMMON STOCK


          The Dividend Reinvestment Plan of Shoreline Financial Corporation provides holders of the Corporation's Common Stock with a convenient method of purchasing additional shares of Common Stock by automatically reinvesting the cash dividends received on their shares of Common Stock without payment of any brokerage commission or service charge. The Plan also permits shareholders who become participants in the Plan to make optional cash payments of not less than $50 per cash payment (up to a maximum of $1,000 per calendar quarter) for investment in Common Stock.

          Shares purchased under the Plan may be newly issued shares or shares purchased for participants in the open market, at the Corporation's option. The shares of Common Stock purchased for participants under the Plan by automatically reinvesting the cash dividends received on their shares will be purchased at 95% of the average of the high and low prices for the Common Stock as reported on The NASDAQ Stock Market. The Plan also provides that shares purchased for participants under the Plan with optional cash payments will be purchased at 100% of the average of the high and low prices for the Common Stock reported on The NASDAQ Stock Market. The Corporation, however, reserves the right to modify the pricing or any other provi-sion of the Plan at any time. On November 24, 1997, the average of the high and low prices for the Corporation's Common Stock reported on The NASDAQ Stock Market was $33.375 per share.

          Shareholders enrolled in the Plan will continue to be enrolled unless and until they notify Norwest Bank Minnesota, N.A., Agent for the Plan, that they wish to withdraw from participation. Shareholders who do not participate in the Plan will continue to receive cash dividends, as declared, in the usual manner.

          This Prospectus relates to shares of Common Stock registered for purchase under the Plan. It is suggested that this Prospectus be retained for future reference.

          The Common Stock of Shoreline Financial Corporation offered hereby is not the obligation of or guaranteed or endorsed by any bank. It does not constitute a bank deposit. It is not federally insured or protected by the U.S. Government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other governmental agency. Investment in the Common Stock of Shoreline Financial Corporation, as with any investment in Common Stock, involves investment risks, including the possible loss of principal.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
        UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A
   SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED BY THIS PROSPECTUS IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS
          UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.

           The date of this Prospectus is November 26, 1997

                   SHORELINE FINANCIAL CORPORATION


          Shoreline Financial Corporation (the "Corporation") is a bank holding company which owns all of the outstanding stock of Shoreline Bank. The Corporation and its subsidiary are engaged in the business of commercial banking. The Corporation's principal executive offices are located at 823 Riverview Drive, Benton Harbor, Michigan 49022, and its telephone number is (616) 927-2251.

          The Corporation's Common Stock ("Common Stock") is traded on The NASDAQ Stock Market under the trading symbol SLFC.


            DESCRIPTION OF THE DIVIDEND REINVESTMENT PLAN

PURPOSE OF THE PLAN

          The purpose of the Corporation's Dividend Reinvestment Plan (the "Plan") is to provide record holders of the Corporation's Common Stock with a convenient and economical method of purchasing additional shares of Common Stock by automatically reinvesting the cash dividends received on their shares of Common Stock. The plan also permits record holders of shares who become participants in the Plan to make optional cash payments of not less than $50 per cash payment (up to a maximum of $1,000 per calendar quarter) for investments in Common Stock. Shares of Common Stock to be purchased under the Plan may be made available by the Corporation from its authorized but unissued shares or may be purchased for participants in the open market, at the Corporation's option. Shares of Common Stock purchased from the Corporation's authorized but unissued shares will provide the Corporation with additional funds for general corporate purposes. The Corporation will receive no proceeds from purchases by the Plan of any shares in the open market. As used in this Prospectus, the term "Additional Shares" includes authorized but unissued shares.

ADVANTAGES OF THE PLAN

          Shareholders of record who enroll in the Plan will have all cash dividends on their shares of Common Stock automatically reinvested in shares of Common Stock at a 5% discount from the average of the high and low prices for the Common Stock as reported on The NASDAQ Stock Market on the applicable investment date, or as otherwise determined under the Plan. See "Price of Shares." Participants in the Plan will not incur any brokerage commissions, fees or service charges in connection with purchases of shares under the Plan. The Plan permits cash dividends to be fully invested because fractions of shares (computed to three decimal places), as well as full shares, of Common Stock are credited to participants' accounts under the Plan.

In addition, cash dividends paid on whole shares, and any fraction of a share, of Common Stock credited to a participant's account are reinvested in the same manner.

          Participants can avoid the inconvenience and expense of safekeeping certificates for shares credited to their Plan accounts. See "Issuance of Certificates to Participants." Quarterly and as promptly as practicable after each transaction pursuant to the Plan, statements of account will be furnished to participants to provide simplified recordkeeping. See "Reports to Participants."

          Participants in the Plan will also have the opportunity to make optional cash payments to the Plan of not less than $50 per cash payment, up to a maximum of $1,000 per calendar quarter, to be invested in shares of Common Stock. See "Optional Cash Payments." Shares of Common Stock purchased with optional cash payments will be purchased at a price equal to 100% of the average of the high and low prices for the Common Stock as reported on The NASDAQ Stock Market on the applicable investment date, or as otherwise determined under the Plan.

          Shareholders are cautioned that the Plan does not represent a change in the Corporation's dividend policy or a guarantee of future dividends, which will continue to depend upon the Corporation's earnings, financial requirements and other factors.

ADMINISTRATION OF THE PLAN

          Norwest Bank Minnesota, N.A. (the "Agent"), administers the Plan for participants, keeps records, sends quarterly and other statements of account to participants and performs other duties relating to the Plan. Shares of Common Stock purchased under the Plan are registered in the name of the Agent or its nominee, as agent, and credited to participants' accounts under the Plan.

          Although shares purchased under the Plan are registered in the name of the Agent or its nominee, shareholders will continue to hold their current shares in their own names. However, for administrative convenience, if participants desire, they may deposit shares of Common Stock held in their own names to their accounts under the Plan. See "Certificate Deposit."

ELIGIBILITY

          All holders of record of shares of Common Stock are eligible to participate in the Plan, except as described in this section. The Corporation reserves the right to deny participation in the Plan to any shareholder who resides in a jurisdiction having laws or regulations that impose conditions upon the Plan which are unacceptable to the Corporation, or who fails to provide documentation acceptable to the Corporation of his or her country of residence. Consequently, the Plan may not be available to shareholders who live in certain countries other than the United States. A shareholder of record that is an individual who wishes to participate in the Plan must certify his or her country of residence in the Authorization Form accompanying this Prospectus and agree to notify the Agent if such country of residence changes. Upon receipt of the Authorization Form, the Agent will notify the shareholder within a reasonable time if the Plan is not available in the country in which the shareholder resides.

          A shareholder may elect to participate in the Plan with respect to less than all shares of Common Stock held of record by the shareholder. Participants electing partial reinvestment of cash dividends must designate on the Authorization Form the number of whole shares held of record by the participant for which they want the cash dividends reinvested in additional shares of Common Stock. Participants electing partial reinvestment will receive cash dividends on the shares held of record by the participant that are not being reinvested. In all cases, the cash dividends paid on all shares credited to the participant's account under the Plan will be reinvested in additional shares of Common Stock.

          Reinvestment levels may be changed from time to time as a participant desires by submitting a new Authorization Form to the Agent. To be effective with respect to a particular dividend record date, any such change must be received by the Agent before such dividend record date.

          If a participant specifies full reinvestment, cash dividends paid on shares of Common Stock held of record by the participant in the Plan and all shares credited to the participant's account under the Plan will be reinvested in additional shares of Common Stock. If a participant specifies partial reinvestment, that portion of such dividend payment not being reinvested will be sent to the participant by check or direct deposit in the usual manner.

          Participation in the Plan is not available to brokers and nominees (except banks and trust companies, subject to certain limitations). Accordingly, a beneficial owner of shares of Common Stock held in a broker account or other "street name" or nominee form may not participate in the Plan unless the beneficial owner becomes a shareholder of record by having the shares transferred into his or her own name.

          Banks, savings institutions and trust companies ("Financial Institutions") holding shares of Common Stock for their own account or in a fiduciary capacity may participate in the Plan if they provide the Corporation with such written representations and assurances as the Corporation may require for the purpose of assuring compliance with applicable securities laws. Financial Institutions will be permitted to maintain multiple accounts in the Plan. See "Financial Institutions."

ENTRY INTO THE PLAN

          A holder of record of shares of Common Stock may enroll in the Plan at any time by completing and signing an Authorization Form and returning it to the Agent. An Authorization Form for shareholders is provided with this Prospectus. Once enrolled in the Plan, a participant will continue to be enrolled without further action, unless the participant moves to a country in which the Plan is not available or gives written notice to the Agent that the participant wishes to withdraw from participation. See "Withdrawal from the Plan."

AUTHORIZATION FORM

          The Authorization Form authorizes the Agent to receive the participating shareholder's cash dividends on all or a portion of the shares of Common Stock as designated by the shareholder on the Authorization Form and registered in the participant's name, and the cash dividends on all shares credited to the participant's account under the Plan, and directs the Agent to invest all such dividends in shares of Common Stock under the Plan. Participants electing partial reinvestment of cash dividends must designate in the Authorization Form the number of whole shares held of record by the participant for which they want the cash dividends reinvested in additional shares of Common Stock.

          The Authorization Form also requires a participating shareholder that is an individual to certify his or her country (if other than the United States) of residence and to notify the Agent promptly if such country of residence changes. The Authorization Form requires special representations by Financial Institutions. See "Financial Institutions."

FINANCIAL INSTITUTIONS

          Financial Institutions will be permitted to participate in the Plan with respect to shares of Common Stock held for their own account and for fiduciary accounts. Financial Institutions may establish one account under the Plan, or may establish multiple accounts for their own convenience in administering their fiduciary accounts. Each account established by a Financial Institution must have specified stock certificates identified to the account. The Corporation will carry the stock certificates registered to each

Financial Institution account as a separate item on its shareholder list and each such account will be treated as a separate "shareholder" for purposes of the Plan.

          Financial Institutions must enroll in the Plan by use of the Authorization Form. The Authorization Form requires the Financial Institution to represent that it is a bank, savings institution, or trust company; that it holds the shares of Common Stock identified on the form for its own account or for a bona fide fiduciary account; and that the country of residence for the beneficial owners of such shares is the United States. The form also requires the Financial Institution to undertake to advise the Agent when and if the status of such a holding changes.

COMMENCEMENT OF DIVIDEND REINVESTMENT

          Record dates for determining the record holders of Common Stock entitled to receive cash dividends declared on the Common Stock ("Dividend Record Dates") are chosen from time to time by the Corporation's Board of Directors and are customarily in the months of March, June, September and December of each year (the "Dividend Months"). If a shareholder's Authorization Form is received by the Agent before a Dividend Record Date, the reinvestment of the shareholder's dividends will commence with the payment of that dividend. If the Authorization Form is received on or after such Dividend Record Date, the reinvestment of dividends will not start until payment of the next dividend. Dividend Record Dates will vary from time to time, and may be chosen in months other than March, June, September, and December. A shareholder can minimize the possibility of missing a desired entry date by delivering an Authorization Form to the Agent before the first day of the record date month in which the shareholder desires to commence participation in the Plan.

          Shareholders are cautioned that the Plan does not represent a change in the Corporation's dividend policy or a guarantee of future dividends, which will continue to depend upon the Corporation's earnings, financial requirements and other factors.

OPTIONAL CASH PAYMENTS

          Participants in the Plan may invest in shares of Common Stock under the Plan by making optional cash payments ("Cash Investments"). The minimum Cash Investment is $50 per cash payment, and a participant's total Cash Investments may not exceed $1,000 per calendar quarter (any three-month period ending March 31, June 30, September 30 or December 31).

          Shares of Common Stock purchased with Cash Investments will be purchased at 100% of the average of the high and low prices for the

Common Stock of the Corporation as reported on The NASDAQ Stock Market on the applicable Investment Date (see "Investment Date"), or as otherwise provided in the Plan.

          Cash Investments must be received by the Agent no later than one business day prior to an Investment Date to be invested on the Investment Date. Otherwise, the Cash Investment will be held by the Agent and invested on the next Investment Date. As in the case of purchases of Common Stock made through the reinvestment of cash dividends, participants will not incur any brokerage commissions or service charges in connection with shares purchased with Cash Investments. Shares of Common Stock purchased with Cash Investments will be held, and the dividends from such shares will be reinvested, in the same manner as all other shares purchased through the Plan.

          A shareholder may make an initial Cash Investment by enclosing a check or money order (in a minimum amount of $50) with the Authorization Form when enrolling. Thereafter, Cash Investments may be made by forwarding a check or money order (in a minimum amount of $50) to the Agent together with a payment form which will accompany each statement of account. All checks and money orders for Cash Investments should be made payable to "Norwest Bank Minnesota, N.A., Agent for the Shoreline Financial Corporation Dividend Reinvestment Plan." Participants in the Plan have no obligation to make Cash Investments, and may cease or resume making Cash Investments at any time.

          NO INTEREST WILL BE PAID ON AMOUNTS HELD PENDING CASH
INVESTMENTS. Investors should transmit Cash Investments so as to reach the Agent not less than one business day before an Investment Date.

          Cash Investments received by the Agent will be transmitted to a segregated escrow account for the benefit of the participants. The escrow account will not be subject to any liens, or creditor claims, any bankruptcy proceedings if the Corporation files for bankruptcy, or any other claims against the Corporation.

          If shares of Common Stock are not purchased within 35 days of the receipt of a Cash Investment, the Agent will mail to each participant a check in the amount of any such unapplied Cash
Investments, without interest.

          Any Cash Investment will be refunded if a written request for a refund is received by the Agent no later than 48 hours prior to the Investment Date on which the Cash Investment would otherwise be invested. However, no refund of a check or money order will be made until the funds have been actually received by the Agent. Accordingly, such refunds may be delayed several weeks from the original date of the request.

INVESTMENT DATE

          The Plan's Investment Date is the 15th of each calendar month or, if the 15th is not a day on which prices are reported on The NASDAQ Stock Market, the next day on which prices are so reported.


PAYMENT FOR DIVIDENDS BY THE CORPORATION TO THE AGENT

          As and when dividends are paid on the Common Stock, the Corporation will pay over to the Agent all dividends payable in respect of all shares of Common Stock held of record by participants in the Plan and all shares credited to participants' accounts under the Plan for which the participants have elected to reinvest cash dividends, subject to any applicable tax withholding requirements.
See "Federal Income Tax Consequences." The Agent will use those funds to purchase shares of Common Stock on the dividend payment date or as promptly as practicable thereafter. If a participant has specified partial reinvestment, that portion of such dividend payment not being reinvested will be sent to the participant by check or direct deposit in the usual manner.

PURCHASE OF SHARES

          On each Investment Date, the Corporation will make shares of Common Stock available for purchase under the Plan from its authorized but unissued shares ("Additional Shares"). Alternatively, the Corporation may choose, in its sole discretion, that shares of Common Stock to be purchased under the Plan will be purchased in the open market. To the extent the Corporation is making Additional Shares available for purchase under the Plan, the Agent will purchase such shares from the Corporation. To the extent the Corporation is not making Additional Shares available for purchase under the Plan, the Agent will purchase shares of Common Stock in the open market. The Corporation reserves the right to cease or resume making Additional Shares available for purchase under the Plan at any time and from time to time.

          For purchases made in the open market, on each Investment Date, the Corporation will pay over to the Agent the dividends received in accordance with "Payment for Dividends by the Corporation to the Agent" above, together with all Cash Investments received at least one business day before the Investment Date. See "Payment for Dividends by the Corporation to the Agent" and "Optional Cash Payments." The Agent will use these funds to purchase shares of Common Stock on that Investment Date or as promptly as practicable thereafter.

          If at any time the Corporation determines not to make Additional Shares available for purchase under the Plan and the Agent is unable to purchase shares of Common Stock in the open market (which may occur by reason of the operation of applicable laws, the closing of the securities markets, a temporary curtailment or suspension of open market purchases or other reasons deemed by the Corporation to be sufficient), neither the Corporation nor the Agent shall have any liability to any participant arising out of the inability to make purchases at such time. Notwithstanding the foregoing, if shares of Common Stock are not purchased: (i) within 30 days after a dividend payment date; or (ii) within 35 days of the receipt of a Cash Investment, the Agent will mail to each participant a check in the amount of any such unapplied cash dividends and Cash Investments, without interest.

PRICE OF SHARES

          The price of all shares of Common Stock purchased with reinvested dividends or Cash Investments, whether made available by the Corporation or purchased in the open market, will be based on the prices of the Common Stock reported on The NASDAQ Stock Market. The price of shares of Common Stock purchased from the Corporation for participants in the Plan will be 95% (with respect to shares of Common Stock purchased with reinvested cash dividends) or 100% (with respect to shares of Common Stock purchased with Cash Investments) of the average of the high and low prices for the Common Stock as reported on The NASDAQ Stock Market on the Investment Date. To the extent the Corporation is not making Additional Shares available for purchase under the Plan, the Agent will purchase shares of Common Stock in the open market. The price of shares of Common Stock purchased by the Agent in the open market for participants in the Plan will be 95% (with respect to shares of Common Stock purchased with reinvested cash dividends) or 100% (with respect to shares of Common Stock purchased with Cash Investments) of the open market purchase price for such shares.

ALLOCATION OF SHARES

          Shares of Common Stock purchased by the Agent on behalf of each participant in the Plan with reinvested dividends and Cash Investments will be allocated by the Agent to the accounts of each participant in the Plan. The number of shares that will be purchased for each participant on any Investment Date will depend on the amount of the participant's dividends and Cash Investments (if any) and the purchase price of the shares of Common Stock. Each participant's account will be credited with that number of shares (including fractions computed to three decimal places) equal to the total amount to be invested, divided by the applicable purchase price (also computed to three decimal places).

COSTS OF PARTICIPATION

          There are no brokerage commissions, fees or service charges to participants in connection with purchases of shares of Common Stock under the Plan. All costs of administration of the Plan are paid by the Corporation. However, if a participant asks the Agent to sell the shares credited to the participant's account upon the participant's withdrawal from the Plan, the participant may be required to pay an administrative charge and any applicable brokerage commissions and transfer taxes. See "Withdrawal from the Plan."

DIVIDENDS

          Dividends on full shares, and any fraction of a share, credited to a participant's account will be reinvested in shares of Common Stock and credited to a participant's account. If a participant has requested partial reinvestment, that portion of such dividend payment not being reinvested will be sent to the participant by check or direct deposit in the usual manner.

REPORTS TO PARTICIPANTS

          Quarterly and as promptly as practicable after each transaction, participants in the Plan will receive a statement of account listing all purchases credited, shares deposited and/or withdrawn from the participant's account since the last such statement of account as well as cumulative account information. These statements are a participant's record of the costs of the purchases of Common Stock made for the participant's account under the Plan and should be retained for income tax purposes. Each participant will also receive the most current Prospectus for the Plan and all communications sent to the Corporation's shareholders, including the Corporation's quarterly and annual reports, notices of meetings of shareholders, proxy statements and Internal Revenue Service information for reporting dividend income.

ISSUANCE OF CERTIFICATES TO PARTICIPANTS

          Shares of Common Stock purchased under the Plan for the accounts of participants will be registered in the name of the Agent or its nominee, and certificates for such shares will not be issued to participants unless requested. This custodial service protects participants against the risk of loss, theft or destruction of stock certificates.

          Certificates for any number of whole shares credited to a participant's account under the Plan will be issued at any time upon the participant's written request to the Agent. Any remaining whole shares and fraction of a share will continue to be credited to the participant's account. Certificates for fractions of shares will not be issued under any circumstances. A participant will receive a cash payment in lieu of any fractional share credited to the participant's account in the event of withdrawal from or termination of the Plan. See "Withdrawal from the Plan" and "Amendment and Termination of the Plan."

          A participant's account under the Plan will be maintained in the name in which the participant's shares of Common Stock were registered at the time the participant enrolled in the Plan.
Certificates issued at the participant's request will be similarly registered, and dividends paid on shares represented by such certificates will continue to be reinvested in accordance with the Plan.

          Shares credited to a participant's account under the Plan may not be pledged. A participant who wishes to pledge shares credited to the participant's account must request certificates for such shares from the Agent.

SALE OR TRANSFER OF SHARES REGISTERED IN A PARTICIPANT'S NAME

          If a participant sells or transfers all shares of Common Stock registered in the participant's name (those for which the participant holds certificates), the participant will continue to be enrolled in the Plan, and dividends on the shares credited to the participant's account under the Plan will continue to be reinvested, until the participant notifies the Agent that the participant wishes to withdraw from the Plan.

CERTIFICATE DEPOSIT

          In addition to providing protection to the shares purchased through the Plan, you may also deposit the certificates you hold into your dividend reinvestment account. This will allow the same safekeeping feature to extend to all of your shares. It is suggested that you use some form of insured mail when mailing your certificates to the Agent for deposit. The deposit transaction will be reflected on your next statement.


STOCK DIVIDENDS AND STOCK SPLITS

          Any shares distributable to a Plan participant pursuant to a stock dividend or stock split distributed by the Corporation on shares registered in the name of or credited to the account of a Participant under the Plan will be added to the Participant's account and not mailed or delivered directly to the Participant. The Participant, however, may request the Corporation to issue certificates for such stock dividends or split shares once they are added to the Participant's account (see "Issuance of Certificates to Participants").

VOTING OF SHARES HELD UNDER THE PLAN

          If shares registered in the name of a Participant in the Plan are voted by the Participant by proxy card on any matter submitted to a meeting of shareholders, the total number of shares owned by the Participant (both shares credited to the Participant's account under the Plan and those registered in the name of the Participant) will be shown on such proxy and voted on such matter.

          If the proxy card is not returned or if it is returned unsigned, none of the participant's shares will be voted unless the participant votes in person.

WITHDRAWAL FROM THE PLAN

          A participant may withdraw from the Plan by notifying the Agent in writing that the participant wishes to withdraw from participation. A transaction form provided for this purpose is located on the reverse side of the top portion of the Plan statement. Notices of withdrawal received by the Agent after a Dividend Record Date will not be processed until after the payment and reinvestment of that dividend. All certificates or cash payments described below will be sent to the withdrawing participant within 30 days from the Agent's receipt of such notice of withdrawal.

          Upon a participant's withdrawal from the Plan, the participant will receive a certificate for all whole shares, and a cash payment for any fraction of a share, credited to the participant's account under the Plan as of the date of withdrawal. The cash payment for a fraction of a share will be computed by multiplying the fraction by the average of the high and low prices of the Common Stock reported on The NASDAQ Stock Market on the date of the participant's withdrawal from the Plan.

          A participant withdrawing from the Plan may request that all shares, both whole and fractional, credited to the participant's account under the Plan be sold by the Agent. If a sale is requested, the Agent will place a sell order for all whole shares, as promptly as possible after the processing of the request for withdrawal, for the account of the participant. Any such order will be placed through a broker selected by the Agent. The participant will receive a check for the proceeds of the sale, less any brokerage commissions, less a service fee to cover administrative charges and less transfer taxes payable with respect to the sale.

AMENDMENT AND TERMINATION OF THE PLAN

          The Corporation reserves the right to suspend, amend or terminate the Plan at any time. All participants will be sent notice of any such suspension, amendment or termination. No suspension, amendment or termination of the Plan will affect any previously executed transaction.

          Upon the termination of the Plan, each participant will receive a certificate for all whole shares, and a cash payment for any fraction of a share, credited to the participant's account under the Plan as of the date of termination. The cash payment for a fraction of a share will be computed by multiplying the fraction by the average of the high and low prices of the Common Stock reported on The NASDAQ Stock Market on the termination date. See "Withdrawal from the Plan."

FEDERAL INCOME TAX CONSEQUENCES

          In general, a participant in the Plan will have the same federal income tax consequences as other holders of Common Stock with respect to dividends payable on shares credited to the participant's Plan account and on shares held by the participant directly. Under Internal Revenue Service rulings applicable to dividend reinvestment plans similar to the Plan, a participant will be treated for federal income tax purposes as having received, on each Investment Date which includes the payment of dividends, a dividend equal to the full amount of the cash dividend payable on such date with respect to the shares credited to the participant's Plan account and the shares held by the participant directly even though that amount is not actually received by the participant in cash but, instead, is applied to the purchase of shares for the participant's account. In addition to the reinvested dividends being taxable, the discount allowed on the purchase of shares with reinvested dividends under the Plan is also taxable as dividend income to the participant in the year the shares are purchased.

          In the case of shares of Common Stock purchased by the Agent in the open market pursuant to the Plan, any brokerage commissions paid by the Corporation in connection with any such purchase will be treated as additional dividend income to the participants.

          The tax basis of shares acquired under the Plan will be the undiscounted purchase price for the stock plus any commissions, charges or mark-ups paid by the Corporation in connection with shares purchased in the open market. For shares acquired directly from the Corporation under the Plan, the holding period begins the day after the applicable dividend payment date. For shares acquired in the open market under the Plan, the holding period begins on the purchase date.

          A participant will not realize any taxable income upon receipt of certificates for whole shares credited to the participant's account under the Plan, either upon the participant's request for such certificates or upon withdrawal from or termination of the Plan. However, a participant who receives the proceeds of a sale of any whole share sold for the participant upon the participant's withdrawal from the Plan, or who receives a cash payment for a fractional share credited to the participant's account upon withdrawal from or termination of the Plan, will realize gain or loss measured by the difference between the amount of the cash received and the participant's basis in the whole or fractional shares sold or paid for. Such gain or loss will be capital in character if the whole or fractional share was a capital asset in the hands of the participant.

          In the case of a foreign shareholder who elects to have his or her dividends reinvested and whose dividends are subject to United States income tax withholding, an amount equal to the dividends payable to such shareholder, less the amount of tax required to be withheld, will be applied to the purchase of shares of Common Stock under the Plan.

          Information for income tax purposes will be printed on all statements of account. For further information as to the tax consequences of participation in the Plan, participants should consult their own tax advisers.

RESPONSIBILITY OF THE CORPORATION AND THE AGENT UNDER THE PLAN

          The Corporation and the Agent, in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including without limitation any failure to terminate a participant's account upon the participant's death prior to receipt of written notice of such death.

          PARTICIPANTS SHOULD RECOGNIZE THAT NEITHER THE CORPORATION NOR THE AGENT CAN ASSURE THEM OF A PROFIT OR PROTECT THEM AGAINST A LOSS ON THE SHARES PURCHASED UNDER THE PLAN.

CORRESPONDENCE REGARDING THE PLAN

All correspondence regarding the Plan should be addressed to:

                     NORWEST BANK MINNESOTA, N.A.
                       Investment Plan Services
                            P.O. Box 64856
                       St. Paul, MN 55164-0856
                            (612) 450-4064
                            (800) 468-9716

Please refer to the Shoreline Financial Corporation Dividend
Reinvestment Plan on all correspondence.


                           USE OF PROCEEDS

          The Corporation has no basis for estimating precisely either the number of shares of Common Stock that ultimately may be sold pursuant to the Plan or the prices at which such shares will be sold. However, the Corporation proposes to use the net proceeds from the sale of authorized but unissued shares of Common Stock pursuant to the Plan, when and as received, for general corporate purposes.


           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The documents listed in (a) through (d) below and all documents subsequently filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering, are incorporated by reference in this Prospectus.

          (a) The Corporation's latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 which contains financial statements for the Corporation's latest fiscal year for which a Form 10-K was required to have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (a) above.

          (c) The description of the Corporation's Common Stock which is contained in the Corporation's Registration
     Statement on Form 8-A filed under the Securities Exchange
     Act of 1934, including any amendment or reports filed for the purpose of updating such description.

          (d) All information included in the future in appendixes to the Shoreline Financial Corporation Dividend
     Reinvestment Plan Prospectus.


                           INDEMNIFICATION

          The Corporation's Restated Articles of Incorporation and Bylaws and certain indemnification agreements between the Corporation and its directors provide for indemnification by the Corporation of directors, officers and other persons under certain conditions.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                        AVAILABLE INFORMATION

          The Corporation is subject to the information requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at prescribed rates, at the public reference room of the Commission located at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the public reference facilities in the Commission's Regional Offices located at: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Corporation files its reports, proxy statements, and certain other information electronically with the Commission. The Commission maintains a Web site that contains reports, proxy, and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web site is (http://www.sec.gov).

          This Prospectus incorporates documents by reference which are not presented in or delivered with this Prospectus. The Corporation undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the person's written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that this Prospectus incorporates, unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests for information incorporated by reference should be directed to Wayne R. Koebel, Executive Vice President, Chief Financial Officer and Secretary, Shoreline Financial Corporation,
823 Riverview Drive, Benton Harbor, Michigan 49022, telephone number
(616) 927-2251.

          No person has been authorized to give any information or to make any representation other than as contained or incorporated by reference in this Prospectus. This Prospectus does not constitute an offer of any securities other than those described on the cover page or an offer to sell or a solicitation of an offer to buy within any jurisdiction to any person to whom it is unlawful to make such offer or solicitation within such jurisdiction. Neither the delivery of this Prospectus nor any sales made under this Prospectus shall under any circumstances create any implication that there has been no change in the affairs of the Corporation since the date of this Prospectus.

                               PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The expenses payable by the Registrant in connection with this amendment are estimated to be:

               Registration Fee                          $ 2,528.41
               Legal Fees and Expenses                     2,500.00
               Accountant's Fees and Expenses              1,500.00
               Printing Fees and Expenses                  2,500.00
               Blue Sky Fees and Expenses                         0
               Miscellaneous Expenses                      1,000.00
                                                         ----------
                    TOTAL                                $10,028.41
                                                         ==========

Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The registrant is obligated under its Restated Articles of Incorporation to indemnify a present or former director of the registrant, and may indemnify any other person, to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding arising out of their past or future service to the registrant or a subsidiary, or to another organization at the request of the registrant or a subsidiary.

          Sections 561-571 of the Michigan Business Corporation Act contain provisions governing the indemnification of directors and officers of Michigan corporations. The statute provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or serving another corporation or other enterprise at the request of the corporation, against expenses, including attorney fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, or, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

          Indemnification of expenses, including attorney fees, is allowed in derivative actions except that no indemnification is allowed in respect of any claim, issue or matter as to which a person shall have been found liable to the corporation unless a court decides indemnification is proper. To the extent a person succeeds on the merits or otherwise, he shall be indemnified against expenses, including attorney fees. A determination that the person to be indemnified meets the applicable standard of conduct, if not made by a court, shall be made by the board of directors by a majority vote of a quorum consisting of directors who are not parties or threatened to be made parties to the action, suit or proceeding; if such a quorum is not obtainable, by a majority vote of a committee designated by the board of directors consisting of two or more directors not parties or threatened to be made parties to the action, suit or proceeding; by independent legal counsel selected in accordance with the procedures prescribed by the statute; or by the shareholders. Expenses may be paid in advance upon receipt of a written affirmation from the person to be indemnified of his belief that he has met the applicable standard of conduct, and a written undertaking to repay the advance if it is ultimately determined that he did not meet the applicable standard of conduct. A corporation may purchase indemnity insurance.

          The registrant has insurance which provides liability coverage to directors and officers of the registrant and its subsidiaries with respect to claims for any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty by such directors or officers in the discharge of their duties solely in their capacity as directors or officers, individually or collectively, or any matter claimed against them solely by reason of their being such directors or officers. This insurance contains customary exclusions from coverage.

Item 16.  EXHIBITS.

EXHIBIT NUMBER                      DESCRIPTION

     4(a) RESTATED ARTICLES OF INCORPORATION. Previously filed as Exhibit 3(a) to the registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1994. Here incorporated by reference.

     4(b) BYLAWS. Previously filed as Exhibit 3(b) to the registrant's Form S-1 Registration Statement filed
               March 23, 1990.  Here incorporated by reference.

      5        OPINION OF WARNER NORCROSS & JUDD LLP AS TO THE
               LEGALITY OF THE SECURITIES BEING REGISTERED.

     23(a)     CONSENT OF CROWE, CHIZEK AND COMPANY LLP.

        (b) CONSENT OF WARNER NORCROSS & JUDD LLP. Included in the opinion of Warner Norcross & Judd listed in
               Exhibit 5.

     24        POWERS OF ATTORNEY.

     99(a)     SHORELINE FINANCIAL CORPORATION DIVIDEND
               REINVESTMENT PLAN. Set forth in full in the Prospectus.

Item 17.  UNDERTAKINGS

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registrant Statement:

                    (i)  To include any prospectus required by
               Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the Prospectus any facts
               or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registrant Statement; and

                    (iii) To include any material information
               with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
          (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3)  To remove from registration by means of
          a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                              SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Benton Harbor, State of Michigan, on November 18, 1997.


                                   SHORELINE FINANCIAL CORPORATION



                                   By /S/ DAN L. SMITH
                                      Dan L. Smith
                                      Chairman, President, and
                                      Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     DATE                               NAME AND TITLE


November 18, 1997                  /S/ LOUIS A. DESENBERG*
                                   Louis A. Desenberg
                                   Director

November 18, 1997                  ___________________________
                                   Merlin Hanson
                                   Director

November 18, 1997                  /S/ THOMAS T. HUFF*
                                   Thomas T. Huff
                                   Director

November 18, 1997                  /S/ JAMES E. LEBLANC*
                                   James E. LeBlanc
                                   Director

November 18, 1997                  /S/ L. RICHARD MARZKE*
                                   L. Richard Marzke
                                   Director

November 18, 1997                  /S/ JAMES F. MURPHY*
                                   James F. Murphy
                                   Director

November 18, 1997                  /S/ DAN L. SMITH
                                   Dan L. Smith
                                   Chairman, President, Chief
                                     Executive Officer, and Director
                                   (Principal Executive Officer)

November 18, 1997                  /S/ ROBERT L. STARKS*
                                   Robert L. Starks
                                   Director

November 18, 1997                  /S/ JEFFREY H. TOBIAN*
                                   Jeffrey H. Tobian
                                   Director

November 18, 1997                  /S/ RONALD L. ZILE*
                                   Ronald L. Zile
                                   Vice Chairman of the Board
                                     and Director

November 18, 1997                  /S/ WAYNE R. KOEBEL
                                   Wayne R. Koebel
                                   Executive Vice President,
                                     Chief Financial Officer,
                                     Secretary, and Treasurer
                                     (Principal Financial Officer and
                                     Accounting Officer)

November 18, 1997                *By /S/ WAYNE R. KOEBEL
                                     Wayne R. Koebel
                                     (Attorney-in-Fact for the indicated
                                      persons)

                          INDEX TO EXHIBITS


        EXHIBIT NUMBER             DESCRIPTION

          4(a)           Restated Articles of Incorporation.
                         Previously filed as Exhibit 3(a) to the
                         registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1994. Here incorporated by reference.

          4(b) Bylaws. Previously filed as Exhibit 3(b) to the Registrant's Form S-1 Registration
                         Statement filed March 23, 1990.  Here
                         incorporated by reference.

          5 Opinion of Warner Norcross & Judd LLP as to the legality of the securities being registered

         23(a)           Consent of Crowe, Chizek and Company LLP

           (b)           Consent of Warner Norcross & Judd LLP (see Exhibit 5)


         24              Powers of Attorney

         99(a)           Shoreline Financial Corporation Dividend
                         Reinvestment Plan. Set forth in full in the Prospectus